EXHIBIT 99.1

Fogo de Chão, Inc. Reports Preliminary Results for the Fiscal Third Quarter of 2017

Company Updates 2017 Guidance and Announces Third Quarter 2017 Earnings Conference Call

DALLAS, Oct. 17, 2017 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (“Fogo” or the “Company”) (NASDAQ:FOGO) today announced preliminary, unaudited financial results for its fiscal third quarter ended October 1, 2017.

Third quarter 2017 financial results, on a preliminary, unaudited basis, are expected to include the following:

  Total revenue of approximately $71.4 million.  Total revenue in the quarter was negatively impacted by approximately $0.9 million as a result of hurricane activity;
  Consolidated comparable restaurant sales decreased 5.1%(1);
  U.S. company-owned comparable restaurant sales decreased 2.1%(1).  Excluding the impact of the hurricane activity during the quarter, U.S company-owned comparable restaurant sales decreased 1.4%;
  Brazil company-owned comparable restaurant sales decreased 17.1%.  Excluding the impact of the two Rio de Janeiro locations, Brazil company-owned comparable restaurant sales increased 3.0%.  The Rio de Janeiro locations’ results included lapping last year’s Olympic Games and security issues in that city during the quarter; and
  GAAP net income per share is expected to be between $0.08 and $0.10, including an estimated impact from the hurricanes of approximately $0.03.

Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc. stated, “Though we anticipated traffic pressures as a result of lapping last year’s Olympic Games in Brazil, we also continued to feel the impact of industry softness in the U.S.  Our third quarter results were further impacted by short-term challenges, including three hurricanes; a spike in beef inflation due to retail demand pressures; and security issues in Rio de Janeiro, as a result of increased crime the government is currently addressing.  More specifically, as a result of the hurricane activity, we lost 19 operating days during the quarter and experienced a decline in sales and traffic that extended before landfall through the post-hurricane clean up periods.  At the same time I am proud to share that we continued to pay our employees throughout extended closures during what has been a very difficult time for many.”

Johnson continued, “Irrespective of these third quarter issues, the fundamentals of our business are healthy as demonstrated by a return to more normalized operating activity early in the fourth quarter.  We remain committed to our strategic platforms of daypart expansion, price optionality and all-day value and continue to enhance these strategies with both core and seasonal innovation, including our new fall menu which features a limited-time, bone-in Cowboy Ribeye.  We believe this focus, as well as our enhanced group sales effort, positions us well for the near and long term.”

“We are appreciative of the efforts of all of our teams in the face of three devastating hurricanes. I want to say a particular thank you to our team in the Houston area for their incredible community efforts around Hurricane Harvey.  Since the storm, Fogo has served more than a half-million dollars in meals to more than 12,500 medical, police and fire first responders in the Houston area.  It was a true honor to serve the community, and we thank them for their service,” concluded Johnson.

The Company maintains comprehensive insurance coverage on all of its restaurants including property, flood and business interruption. The Company is working with its insurance providers to assess the overall impact from the three storms and expects the assessment to take several weeks to complete.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change.

Development Update
During the quarter, the Company’s Middle East joint venture opened its first restaurant, located in Jeddah, Saudi Arabia.  The Company expects to open at least two additional company-owned restaurants during the fourth quarter of 2017.

Updated 2017 Guidance
The Company is updating its guidance for the 52-week fiscal year 2017, which ends on December 31, 2017. GAAP diluted net income per share is expected to range between $0.74 and $0.77, and adjusted diluted net income per share is expected to range between $0.77 and $0.80.(2) Diluted net income per share guidance for Fiscal 2017 is based, in part, on the following annual assumptions:

  Total revenue of $306 million to $311 million, assuming an exchange rate of 3.25 Brazilian reais to 1 U.S. dollar;
  Company-owned comparable restaurant sales of -1.5% to -2.5%;

Guidance Policy
The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule during its third quarter 2017 earnings conference call.  The Company expressly disclaims any duty to update this guidance.

(1) A restaurant in the comparable restaurant base that is forced to close for at least four consecutive days is removed from the comparable sales calculation for the full quarter in which the closure occurred until the first full quarter following the anniversary of the closure. Certain restaurants that were directly impacted by Hurricane Harvey (two in Houston), Hurricane Irma (one in Miami) and Hurricane Maria (one in San Juan) were removed from the comparable restaurant sales base during the third quarter of 2017. Restaurants indirectly impacted include Orlando, Atlanta, Dunwoody, San Antonio, and Austin.

(2) The Company uses adjusted net income as a non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies. A reconciliation of GAAP net income per share to adjusted net income is included in the accompanying financial data.

Third Quarter 2017 Earnings Conference Call
The Company will host a conference call to discuss its third quarter financial results on Tuesday, November 7, 2017 at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer. A press release with third quarter financial results will be issued that same day, shortly after the market close. The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13671875. The replay will be available through Tuesday, November 14, 2017. The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão
Fogo de Chão (fogo-dee-shown) is a leading Brazilian steakhouse, or churrascaria, which has specialized for more than 37 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 36 restaurants in the United States, 9 in Brazil, two joint venture restaurants in Mexico, and one joint venture restaurant in Jeddah, Saudi Arabia. Visit FOGO.com for more information.

Safe Harbor Statement
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 1, 2017 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Contact:
IR@fogodechao.com
(972) 361-6225

Media Contact:
Joy Murphy, ICR
Joy.Murphy@icrinc.com
(646) 277‐1242

Reconciliation to Adjusted Net Income per Share attributable to Fogo de Chão, Inc.

	52-Week Fiscal Year Ended December 31, 2017
	Low	High
GAAP Diluted Net Income Per Share	$0.74	$0.77
Secondary Offering Costs	0.02	0.02
Non-recurring expense (a)	0.01	0.01
Adjusted Diluted Net Income Per Share	$0.77	$0.80

(a) Reserve for Brazilian Union settlement